SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  April 26, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events

          In connection with Debt Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128 and No. 33-53327, we hereby file the following press release.


                                             Contact:  Mike Ricciuto
                                                       (302) 774-2883


          WILMINGTON, Del., April 26 -- DuPont today declared a second quarter common stock dividend of 52 cents per share, payable June 12 to stockholders of record May 15. This dividend represents an increase of 11 percent over the 47 cents paid in the first quarter, or an indicated annualized rate of $2.08 per share.

          "The increase in the dividend is in line with our objective of providing our shareholders with a competitive annual return, and underscores the board's confidence in the future course of the business," said DuPont Chairman Edgar S. Woolard Jr.

          Regular quarterly dividends of $1.12-1/2 per share on the $4.50 series preferred stock and 87-1/2 cents per share on the $3.50 series preferred stock also were declared, both payable July 25 to stockholders of record July 10.








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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 27, 1995

























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